Exhibit 23.3

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan of our report dated March 20, 2018, with respect to the consolidated financial statements for MM Solar Parent, LLC, which appear in its Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ EKS&H LLLP

March 27, 2019

Boulder, Colorado